Registration No. 333-69457

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Address of principal executive offices)

QUALCOMM INCORPORATED 1998 NON-
EMPLOYEE DIRECTORS’ STOCK OPTION
PLAN

(Full title of the plan)

IRWIN MARK JACOBS
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Name, Address, and Telephone Number of Agent For Service)

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DEREGISTRATION OF SHARES
SIGNATURE

DEREGISTRATION OF SHARES

Effective as of February 27, 2001, the Registrant adopted the QUALCOMM Incorporated 2001 Non-Employee Directors’ Stock Option Plan (the “2001 Plan”), which is intended to replace its 1998 Non-Employee Directors’ Stock Option Plan (the “1998 Plan”). Accordingly, no future option grants will be made pursuant to the 1998 Plan. This Post-Effective Amendment No. 2 to the Registrant’s Registration Statement No. 333-69457 on Form S-8, which was originally filed on December 22, 1998 (the “Registration Statement”), is filed to deregister 58,000 shares previously registered that remain available for future grant under the Registrant’s 1998 Plan. The 58,000 shares deregistered by this Post-Effective Amendment No. 2 will be registered, by a subsequently filed registration statement on Form S-8 for the 2001 Plan, and the associated registration fee paid by the Registrant to register shares issuable under its 1998 Plan on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant’s 2001 Plan. Please note, however, that 6,474,000 shares remain subject to outstanding options previously granted under the Registrant’s 1998 Plan. Accordingly, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

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SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the February 27, 2003.

QUALCOMM INCORPORATED

By:	/s/ Irwin Mark Jacobs

Irwin Mark Jacobs, Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Irwin Mark Jacobs Irwin Mark Jacobs	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	02/27/03

/s/ William E. Keitel William E. Keitel	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	02/27/03

/s/ Richard C. Atkinson Richard C. Atkinson	Director	02/27/03

/s/ Adelia A. Coffman Adelia A. Coffman	Director	02/27/03

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/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	02/27/03

/s/ Diana Lady Dougan Diana Lady Dougan	Director	02/27/03

/s/ Robert E. Kahn Robert E. Kahn	Director	02/27/03

/s/ Duane A. Nelles Duane A. Nelles	Director	02/27/03

/s/ Peter M. Sacerdote Peter M. Sacerdote	Director	02/27/03

/s/ Frank Savage Frank Savage	Director	02/27/03

/s/ Brent Scowcroft Brent Scowcroft	Director	02/27/03

/s/ Marc I. Stern Marc I. Stern	Director	02/27/03

/s/ Richard Sulpizio Richard Sulpizio	Director	02/27/03

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